Exhibit 99.1

Enova Announces $50 Million Expansion of Share Repurchase Program

CHICAGO, November 5, 2020 /PRNewswire/ -- Enova International (NYSE: ENVA), a leading financial technology and analytics company offering consumer and small business loans and financing, today announced that its Board of Directors has authorized a share repurchase plan for up to $50 million of its common stock. This new program will be in place until December 31, 2021 and is an expansion of the current $75 million repurchase program, which expires on December 31, 2020. Through September 30, 2020, Enova had repurchased $73 million in common stock under the existing program.

"This expansion demonstrates our commitment to driving long-term shareholder value and reflects our confidence in the continued strength of the business relative to our current valuation,” said David Fisher, Enova’s CEO. “Our strong balance sheet and liquidity position gives us the flexibility to opportunistically enhance shareholder value through share repurchases while also investing in our business to drive sustainable and profitable growth.”

Repurchases will be made in accordance with applicable securities laws from time to time in the open market, through privately negotiated transactions or otherwise.  The share repurchase program does not obligate the Company to purchase any shares of its common stock. The authorization for the share repurchase program may be terminated, increased or decreased by the Company’s Board of Directors in its discretion at any time.

About Enova

Enova International, Inc. (NYSE: ENVA) is a leading provider of online financial services to non-prime consumers and small businesses, providing access to credit powered by its advanced analytics, innovative technology, and world-class online platform and services. Enova has provided more than 7 million customers around the globe with access to more than $40 billion in loans and financing. The financial technology company has a portfolio of trusted brands serving consumers, including CashNetUSA®, NetCredit® and Simplic®; three brands serving small businesses, Headway Capital®, The Business Backer® and OnDeck®; and offers online lending platform services to lenders. Through its Enova Decisions™ brand, it also delivers on-demand decision-making technology and real-time predictive analytics services to clients. You can learn more about the company and its brands at www.enova.com.

SOURCE Enova International, Inc.

For further information:

Public Relations Contact:

Kaitlin Lowey

Email: media@enova.com

Investor Relations Contact:

Monica Gould

Office: (212) 871-3927

Email: IR@enova.com

Lindsay Savarese

Office: (212) 331-8417

Email: IR@enova.com

Cautionary Statement Concerning Forward Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about the business, financial condition and prospects of Enova. These forward-looking statements give current expectations or forecasts of future events and reflect the views and assumptions of Enova's senior management with respect to the business, financial condition and prospects of Enova as of the date of this release and are not guarantees of future performance. The actual results of Enova could differ materially from those indicated by such forward-looking statements because of various risks and uncertainties applicable to Enova's business, including, without limitation, those risks and uncertainties indicated in Enova's filings with the Securities and Exchange Commission ("SEC"), including our annual report on Form 10-K, quarterly reports on Forms 10-Q and current reports on Forms 8-K. These risks and uncertainties are beyond the ability of Enova to control, and, in many cases, Enova cannot predict all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, the words "believes," "estimates," "plans," "expects," "anticipates" and similar expressions or variations as they relate to Enova or its management are intended to identify forward-looking statements. Enova cautions you not to put undue reliance on these statements. Enova disclaims any intention or obligation to update or revise any forward-looking statements after the date of this release.